UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2013

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements. Vanguard Natural Resources, LLC (the “Company”) is the parent of VNR Holdings, LLC, a Delaware limited liability company (“VNRH”). The Company and VNRH initially entered into employment agreements with the following named executive officers, effective as follows: Scott W. Smith, originally effective October 9, 2006, and Richard A. Robert, originally effective January 1, 2007. The Company and VNRH later entered into amended and restated employment agreements with Messrs. Smith and Robert, effective April 18, 2007, the material terms of which were previously described in the Company’s Registration Statement filed with the Securities and Exchange Commission on April 25, 2007. The Company and VNRH later entered into second amended and restated employment agreements with each of Messrs. Smith and Robert, effective January 1, 2010, the material terms of which were previously described in the Company’s Current Report on Form 8-K filed on February 8, 2010.

On June 6, 2013, the Company and VNRH entered into new amended and restated executive employment agreements with each of Messrs. Smith and Robert (the “Amended Agreements”), in order to set forth in writing the revised terms of each executive’s employment relationship with VNRH. The Amended Agreements were effective January 1, 2013, and the initial term of the Amended Agreements ends on January 1, 2016, with a subsequent 12 month term extension automatically commencing on January 1, 2016 and each successive January 1 thereafter, provided that neither VNRH nor the executives deliver a timely non-renewal notice prior to an expiration date.

The Amended Agreements provide that Mr. Smith is entitled to an annual base salary of $550,000 and Mr. Robert is entitled to an annual base salary of $450,000, with the Company’s board of directors (the “Board”) having discretion to increase the base salaries of Messrs. Smith and Robert at any time. Under the Amended Agreements, the executives are eligible to receive an annual performance-based cash bonus award, based on three company performance components (absolute target distribution growth, adjusted EBITDA growth, and relative unit performance to peer group), as well as a fourth component determined solely in the discretion of the Board. The four components each individually comprise 25% of the aggregate annual bonus. The annual bonus is not subject to a minimum payout, while the maximum payout may not exceed two (2) times the respective executive’s annual base salary. Under the Amended Agreements, the executives are also eligible to receive annual equity-based compensation awards, consisting of restricted units and/or phantom units, under the Company’s Long-Term Incentive Plan. Mr. Smith is eligible to receive annual equity-based compensation awards having an aggregate fair market value equal to five (5) times his then-current annual base salary, while Mr. Robert is eligible to receive annual equity-based compensation awards having an aggregate fair market value equal to three and a half (3.5) times his then-current annual base salary. A description of the restricted unit agreement and phantom unit agreement is contained below. The Amended Agreements also provide that Messrs. Smith and Robert are eligible to participate in the benefit programs generally available to senior executives of VNRH.

In the event of the Company’s Change in Control (as defined below), the executives are entitled to certain change in control payments and benefits under the Amended Agreements, consisting of: (i) an amount equal to two (2) times their then-current base salary and annual bonus and (ii) accelerated vesting of any outstanding restricted units, phantom units, or any other awards granted under the Vanguard Natural Resources, LLC Long-Term Incentive Plan (the “LTIP”) held by the executives at the time of the change of control, with any settlement of these awards being made according to the terms of the LTIP and the applicable individual award agreement. A “Change of Control” is defined for purposes of the Amended Agreements by utilizing the definition contained within the LTIP at the time the Change of Control occurs. For reference, the LTIP has been previously described in the Company’s Current Report on Form 8-K filed on October 24, 2007.

Under the Amended Agreements, Messrs. Smith and Robert are entitled to severance payments and benefits upon certain qualifying terminations. Upon a termination by VNRH without Cause (as defined below) or termination by either executive for Good Reason (as defined below), the executive is entitled to (i) an amount equal to three (3) times the executive’s then-current base salary and (ii) accelerated vesting of any outstanding restricted units, phantom units, or any other awards granted under the LTIP held by the executives at the time of such termination, with any settlement of these awards being made according to the terms of the LTIP. Upon an executive’s termination by Disability (as defined below) or death, the executive is entitled to (a) an amount equal to one (1) times the executive’s then-current base salary and (b) accelerated vesting of any outstanding restricted units, phantom units, or any other awards granted under the LTIP held by the executives at the time of such termination, with any settlement of these awards being made according to the terms of the LTIP. As a condition to receiving any of the severance payments and benefits heretofore described, the terminated executive (or his legal representative, as applicable) must execute and not revoke a customary severance and release agreement, including a waiver of all claims.

The Amended Agreements generally define the term “Cause” to mean (i) executive’s commission of theft, embezzlement, any other act of dishonesty relating to his employment with VNRH or any willful and material violation of any law, rules, or regulation applicable to the Company, including, but not limited to, those laws, rules, or regulations established by the Securities and Exchange Commission or any self-regulatory organization having jurisdiction or authority over executive or the Company; (ii) executive’s conviction of, or executive’s plea of guilty or nolo contendere to, any felony or any other crime involving fraud, dishonesty, or moral turpitude; (iii) a determination by the Board that executive has materially breached the Amended Agreement (other than during any period of Disability) where such breach is not remedied within ten business days after written demand by the Board for substantial performance is actually received by executive which specifically identifies the manner in which the Board believes executive has so breached; or (iv) executive’s willful and continued failure to perform the reasonable and customary duties of his position as stated in the Amended Agreement which such failure is not remedied within ten business days after written demand by the Board for substantial performance is actually received by executive which specifically identifies the nature of such failure.

The Amended Agreements generally define the term “Good Reason” to mean (a) a material reduction in executive’s authority, duties, or responsibilities; (b) a material reduction in executive’s base salary; (c) executive’s removal from his position as stated in the Amended Agreement, other than for Cause or by death or Disability, to a position that is not at least equivalent in authority and duties; (d) relocation of executive’s principal place of business to a location fifty (50) or more miles from its location; (e) a material breach by VNRH of the Amended Agreement, which materially adversely affects executive; or (f) VNRH’s failure to make any material payment to executive required to be made under the Amended Agreement.

The Amended Agreements generally define the term “Disability” to mean executive’s inability to substantially perform his duties as an employee of VNRH as a result of sickness or injury, and continued inability to perform any such duties for a period of more than 180 consecutive days in any 12 month period.

The Amended Agreements contain standard non-competition, non-solicitation and confidentiality provisions.

The foregoing summary description of the Amended Agreements is not intended to be complete and is qualified in its entirety by the complete text of the Amended Agreements, which are attached as exhibits hereto.

Restricted Unit Agreement and Phantom Unit Agreement. The restricted unit agreements are subject to a restricted period of three years. One-third of the aggregate number of the units vest on each one-year anniversary of the date of grant so long as the executive remains continuously employed with the Company. The restricted units include a tandem grant of distribution equivalent rights (“DERs”), which entitle the executives to receive the value of any dividends made by the Company on its units generally with respect to the number of restricted units that the executives received pursuant to the grant. In the event the executive is terminated without “Cause”, or the executive resigns for “Good Reason” (as each term is defined in the Amended Agreements), or the executive is terminated due to his death or Disability (as such term is defined in the Amended Agreements), all unvested outstanding restricted units shall receive accelerated vesting. If the executive is terminated for Cause, all unvested restricted units are forfeited. Upon the occurrence of a Change of Control, all unvested outstanding restricted units shall receive accelerated vesting.

The phantom units are also subject to a three year vesting period. One-third of the aggregate number of the units vest on each one-year anniversary of the date of grant so long as the executive remains continuously employed with the Company. The phantom units include a tandem grant of DERs, which entitle the executives to receive the value of any dividends made by the Company on its units generally with respect to the number of phantom units that the executives received pursuant to the grant. In the event the executive is terminated without Cause, or the executive resigns for Good Reason, or the executive is terminated due to his death or Disability, all unvested outstanding restricted units shall receive accelerated vesting. If the executive is terminated for Cause, all unvested restricted units are forfeited. Upon the occurrence of a Change of Control, all unvested outstanding restricted units shall receive accelerated vesting.

The restricted units and the phantom units are subject to all the terms and conditions of the LTIP as well as the individual award agreements which govern the awards. Neither the restricted units nor the phantom units are transferable, other than by will or the laws of descent and distribution. The Company shall withhold from the settlement or payment of the awards, as applicable, any amounts or units necessary to satisfy the Company’s withholding obligations.

The foregoing summary description of the restricted unit agreements and the phantom unit agreements is not intended to be complete and is qualified in its entirety by the complete text of such agreements, copies of which are included in the Amended Agreements attached as exhibits hereto.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, by and between Vanguard Natural Resources, LLC, VNR Holdings, LLC and Scott W. Smith
10.2	Amended and Restated Employment Agreement, by and between Vanguard Natural Resources, LLC, VNR Holdings, LLC and Richard A. Robert
10.3	Form of Restricted Unit Award Agreement
10.4	Form of Phantom Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC.

By:        /s/ Scott W. Smith
Name:    Scott W. Smith
Title:    President, Chief Executive Officer and Director
Date: June 12, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, by and between Vanguard Natural Resources, LLC, VNR Holdings, LLC and Scott W. Smith
10.2	Amended and Restated Employment Agreement, by and between Vanguard Natural Resources, LLC, VNR Holdings, LLC and Richard A. Robert
10.3	Form of Restricted Unit Award Agreement
10.4	Form of Phantom Unit Award Agreement